                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              UNITY HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              UNITY HOLDINGS, INC.
                        950 JOE FRANK HARRIS PARKWAY, SE
                           CARTERSVILLE, GEORGIA 30121


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




Dear Fellow Shareholder:

         We cordially invite you to attend the 1999 Annual Meeting of Shareholders of Unity Holdings, Inc., the holding company for Unity National Bank. At the meeting, we will report on our performance in 1998 and answer your questions. We are excited about the opening of our bank in 1998 and look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on May 19, 1999 at 3:00 p.m. at our office at 950 Joe Frank Harris Parkway, SE, Cartersville, Georgia 30121 for the following purposes:

         1. To elect three members to the Board of Directors;

         2. To consider a proposal to approve the company's 1999 Stock Incentive Plan; and

         3. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 29, 1999 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to our transfer agent, American Securities Transfer & Trust, Inc., as promptly as possible in the envelope provided.


                                     By Order of the Board of Directors,



                                     Michael L. McPherson
                                     President and Chief Executive Officer




April 16, 1999
Cartersville, Georgia

                              UNITY HOLDINGS, INC.
                        950 JOE FRANK HARRIS PARKWAY, SE
                           CARTERSVILLE, GEORGIA 30121



                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 19, 1999


         Our Board of Directors is soliciting proxies for the 1999 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               VOTING INFORMATION

         The Board set March 29, 1999 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 839,211 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum.

         When you sign the proxy card, you appoint Michael L. McPherson and James D. Timmons as your representatives at the meeting. Mr. McPherson and Mr. Timmons will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. McPherson and Mr. Timmons will vote your proxy for the election to the Board of Directors of all nominees listed below under "Election Of Directors" and for approval of the 1999 Stock Incentive Plan. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. McPherson and Mr. Timmons will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 16, 1999.


                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class I directors will expire at the meeting. The terms of the Class II directors expire at the 2000 Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2001 Annual Shareholders Meeting. Our directors and their classes are:



                Class I                 Class II                  Class III
           Donald D. George         Sam R. McCleskey          Kenneth R. Bishop
             John S. Lewis          Stephen A. Taylor          Jerry W. Braden
         Michael L. McPherson        B. Don Temples

         Shareholders will elect three nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2002 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

         The Board of Directors recommends that you elect Donald D. George, John
S. Lewis, and Michael L. McPherson as Class I directors.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. McPherson and Mr. Timmons will vote your proxy to elect Mr. George, Mr. Lewis, and Mr. McPherson. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. McPherson and Mr. Timmons will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees, each of whom has been a director of the company since its formation in 1997 and is also a director of Unity National Bank:

         Donald D. George, 59, was born in Wardtown, Virginia. He attended several colleges including Virginia State University, ICBO Business School of Manhattan, and St. Francis of Xavier College of Labor Relations. Mr. George has been in the transportation industry for over 30. He owns and is the president of Universal Transportation Corporation, established in October 1997, which provides Medicaid and Medicare transportation. In 1990, Mr. George formed his own company, Free Enterprise of Atlanta, Inc. d/b/a George's Motor Coach, which provides trip and shuttle services through the Atlanta area as well as out-of-state charter trips. He was also President of the 223rd Street Block Association and Scout master of Boy Scout Troop 676. Mr. George is a member of the Cobb County Chamber of Commerce, the City of Atlanta Chamber of Commerce, the Atlanta Business League, the City of Conyers Chamber of Commerce, and the Board of Directors of National Key Women of America.

         John S. Lewis, 55, was born in Cartersville, Georgia. He received a Bachelor of Business Administration from the University of Georgia. He received a LLB in Law from Mercer University. Mr. Lewis is in the property management business and manages jointly and independently owned income-producing real estate and farm land. He has been in the real estate sales and management business since 1986. He was a practicing attorney in Cartersville from 1970 to 1985.

         Michael L. McPherson, 49, was born in Cartersville, Georgia. He received a Bachelors Degree in Business Administration, cum laude, from Brenau College, Gainesville, Georgia. He graduated from several American Bankers association schools on credit and lending. He received the professional designation of Certified Lender-Business Banking (CLBB) from the Institute of Certified Bankers. He graduated from the Georgia Bankers School at the University of Georgia. Mr. McPherson has been a banker since 1977, when he began his career at Bartow County Bank, Cartersville, Georgia. He worked in all phases of banking from bookkeeping to senior vice president in charge of lending. He was employed by Bartow County Bank from 1977 to 1990. In 1990, Mr. McPherson moved to First Community Bank & Trust, Cartersville, Georgia as executive vice president and chief lending officer. He remained with First Community Bank & Trust until September 1997, at which time he resigned to lead the formation of Unity National Bank. Mr. McPherson is a past director of the Alumni Board of Governors of Reinhardt College; a past director of the Georgia Chapter of Bank Administration Institute; past president of the Young Bankers Section of Community Bankers Association; a past member of the Board of Directors of Bartow County Advocates for Children; a member of Center Baptist Church, Cartersville; and active in various local charitable and civic organizations.

         Set forth below is also information about each of the company's other directors and each of its executive officers. Each of the following directors has been a director of the company since the company's formation in 1997. Each director is also a director of Unity National Bank.

         Kenneth R. Bishop, 35, was born in Jacksonville, Florida. He received a Bachelors Degree in Business Administration - Marketing from the University of Georgia. Mr. Bishop is the previous owner of Daddy Pam's

Coffeehouse which he opened in March 1997. Mr. Bishop is currently employed as a vice president of Southern Color & Chemical Co., Inc. He has been an active member and supporter of the Sam Jones Methodist Church for many years. In addition, he has been active in a number of local charities, both financially and in service.

         Jerry W. Braden, 54, was born in Rome, Georgia. He received a Bachelor of Science Degree and a Masters Degree in Agricultural Economics from the University of Georgia. He is the owner of a real estate management and development company styled The Braden Group. The Braden Group is a trade name used to develop real estate, to sell real estate, and to own and manage apartment complexes. He has owned and operated The Braden Group since 1981. Mr. Braden has been actively involved in many civic endeavors in Bartow County, including past chairman of the Market Analysis Research Committee for the Washington-based Council for Affordable and Rural Housing; member of the Board of Directors of the Bartow County Habitat for Humanity; member of the Board of Directors of Bartow County Home Builders Association; member of the Board of Trustees of the Sam Jones Historic Home and Museum; member of Board of Directors of the Cartersville-Bartow County Opera; and chairman of the Finance Committee of Trinity United Methodist Church.

         Sam R. McCleskey, 58, was born in Woodstock, Georgia. Since 1979, Mr. McCleskey has been a supervisor in the tool and die area of Lockheed Martin Corporation and also the owner of McCleskey Builders, Inc., a residential home builder.

         Stephen A. Taylor, 43, was born in Fairmount, Georgia. Mr. Taylor is the owner of Taylor Farm Supply, which has served Cartersville, Georgia for nearly 50 years. Mr. Taylor has attended Reinhardt College and Floyd College and is a supporter of both these institutions. He is a past member of the Purina Corporation Advisory Board. Mr. Taylor also coached several years in the Bartow County Recreation Department.

         B. Don Temples, 47, was born in Cartersville, Georgia. Mr. Temples received an Associate of Arts degree from Reinhardt College and a Bachelor of Business Administration degree from the University of Georgia. He is a licensed real estate broker and co-owner of Temple's Construction, a residential real estate development and construction company.

            PROPOSAL NO. 2: APPROVAL OF THE 1999 STOCK INCENTIVE PLAN

GENERAL

         The Board of Directors has adopted the company's 1999 Stock Incentive Plan effective March 16, 1999, 1999. We believe that the issuance of stock options can promote the growth and profitability of the company by providing additional incentives for participants to focus on the company's long-range objectives. We also believe that stock options help us to attract and retain highly qualified personnel and to link their interests directly to shareholder interests. Therefore, we ask you to approve this plan at the meeting.

         The plan authorizes the grant to our employees and directors of stock options for up to 150,000 shares of common stock from time to time during the term of the plan, subject to adjustment upon changes in capitalization. The number of shares available for issuance under the plan will also automatically increase each year by an amount equal to 1% of the shares outstanding at that time, except that the total number of shares available under the plan will not exceed 20% of the total number of shares outstanding.

         Under the plan, the company may grant either incentive stock options (which qualify for certain favorable tax consequences, as described below) or nonqualified stock options. The plan will be administered by a committee consisting of at least two members of the Board of Directors. The committee will determine the employees and directors who will receive options and the number of shares that will be covered by their options. The committee will also determine the periods of time (not exceeding ten years from the date of grant in the case of an incentive stock option) during which options will be exercisable and will determine whether termination of an optionee's employment under various circumstances would terminate options granted under the plan to that person. If granted an option under the plan, the optionee will receive an option agreement specifying the terms of the option, such as the number of shares of common stock the optionee can purchase, the price per share, when the optionee can exercise the option, and when the option expires. The plan provides that options will become exercisable immediately upon a change in control of the company.

         The option price per share is an amount to be determined by the Board of Directors, but will not be less than 100% of the fair market value per share on the date of grant. Generally, the option price will be payable in full upon exercise. Payment of the option price of any stock option may be made in cash, by delivery of shares of common stock (valued at their fair market value at the time of exercise), or by a combination of cash and stock.
The company will receive no consideration upon granting of an option.

         Options generally may not be transferred except by will or by the laws of descent and distribution, and during an optionee's lifetime may be exercised only by the optionee (or by his or her guardian or legal representative, should one be appointed). The grant of an option does not give the optionee any rights of a shareholder until the optionee exercises the option.

         The Board of Directors will have the right at any time to terminate or amend the plan but no such action may terminate options already granted or otherwise affect the rights of any optionee under any outstanding option without the optionee's consent.

FEDERAL INCOME TAX CONSEQUENCES

         There are no federal income tax consequences to the optionee or to the company on the granting of options. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

         INCENTIVE STOCK OPTIONS. When an optionee exercises an incentive stock option, the optionee will not at that time realize any income, and the company will not be entitled to a deduction. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. The optionee will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The company will not be entitled to a tax deduction if the optionee satisfies these holding period requirements. The net federal income tax effect to the holder of the incentive stock options is to defer, until the acquired shares are sold, taxation on any increase in the shares' value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gain rates rather than at ordinary income rates.

         If the holding period requirements are not met, then upon sale of the shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price stated in the option agreement. Any increase in the value of the shares subsequent to exercise is long or short-term capital gain to the optionee depending on the optionee's holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee might recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the company is entitled to a deduction to the extent of ordinary income recognized by the optionee.

         NONQUALIFIED STOCK OPTIONS. Generally, when an optionee exercises a nonqualified stock option, the optionee recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and the company may deduct as an expense the amount of income so recognized by the optionee. The holding period of the acquired shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the market price of the acquired shares on the date of exercise.

INITIAL OPTION GRANTS

         The Company granted the following stock options effective March 16, 1999:

         -        Incentive stock options covering 24,460 shares to Mr.
                  McPherson, President and Chief Executive Officer of the
                  Company;

         - Incentive stock options covering 40,460 shares to officers of the Company as a group (including options granted to Mr. McPherson).

Each of these option grants includes the following features:

         -        An exercise period of ten years;

         - A five-year vesting term, with 20% to vest upon each of the first five anniversaries of the opening date of the Bank (November 30, 1998);

         -        Restrictions on transferability; and

         - An exercise price of $10.00 per share, which was fair market value on the date of grant.

SHAREHOLDER APPROVAL REQUIRED

         The affirmative vote of the holders of a majority of the votes entitled to be cast at the meeting is required for approval of the plan. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes. Because directors are entitled to receive options under the plan, the directors of the company have a personal interest in seeing the plan approved.

         The Board of Directors recommends a vote for approval of the 1999 Stock Incentive Plan.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows the cash compensation paid by the company or Unity National Bank to its Chief Executive Officer and President for the years ended December 31, 1997 and 1998. No executive officers of the company or Unity National Bank earned total annual compensation, including salary and bonus, in excess of $100,000 in 1998.


                           SUMMARY COMPENSATION TABLE

                                                          Annual Compensation(1)
                                                          ----------------------


Name and Principal Position                     Year       Salary          Bonus
---------------------------                     ----       ------          -----
Michael L. McPherson                            1998      $92,185      $16,134
    President and Chief Executive Officer       1997      $24,419      $ 0

(1) Executive officers of the company also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by each named executive officer did not exceed 10% of the executive's annual salary and bonus.


EMPLOYMENT AGREEMENTS

         The company has entered into an employment agreement with Mr. McPherson for a five year term pursuant to which Mr. McPherson serves as the President and Chief Executive Officer of the company and Unity National Bank. Mr. McPherson receives an annual salary of $110,000, plus his yearly medical insurance premium. Mr. McPherson is also eligible to participate in any management incentive program of the bank or any long-term equity incentive program and is eligible for grants of stock options and other awards thereunder.

Additionally, Mr. McPherson participates in the bank's retirement, welfare and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses. Following termination of his employment with the bank and for a period of twelve months thereafter, Mr. McPherson may not (i) be employed in the banking business as a director, officer at the vice-president level or higher, or organizer or promoter of, or provide executive management services to, any financial institution within a ten-mile radius of the bank's offices, (ii) solicit major customers of the Bank for the purpose of providing financial services, or (iii) solicit employees of the bank for employment.

DIRECTOR COMPENSATION

         Neither the company nor Unity National Bank paid directors' fees in 1998. However, in recognition for the financial risks they undertook in connection with the formation of the bank, each organizer of the bank, who are also the initial directors, received warrants to purchase 17,500 additional shares of common stock, or an aggregate of 140,000 shares. The warrants will be exercisable at $10 per share and have a term of 10 years, but they will not become exercisable until November 30, 1999, which is the first anniversary of the date the bank opened.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

GENERAL

         The following table shows how much common stock in the company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of December 31, 1998.



                                                                     PERCENTAGE OF
                                                NUMBER OF SHARES       BENEFICIAL
                      NAME                         OWNED (1)            OWNERSHIP
                      ----                      ----------------     -------------
       Kenneth R. Bishop                             17,500              2.08%
       Jerry W. Braden                               20,000              2.38%
       Donald D. George                              17,500              2.08%
       John S. Lewis                                 17,500              2.08%
       Sam R. McCleskey                              17,700              2.11%
       Michael L. McPherson                          18,537              2.21%
       Stephen A. Taylor                             18,500              2.20%
       B. Don Temples                                17,500              2.08%

       Executive  officers and directors as a        145,737            17.37%
       group (8 persons)

-----------------

(1)      Includes shares for which the named person:

         -  has sole voting and investment power,

         -  has shared voting and investment power with a spouse, or

         - holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

         Does not include shares that may be acquired by exercising stock options or warrants, because no stock options or warrants are exercisable within the next 60 days.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 1998, the Board of Directors of the company held 25 meetings and the Board of Directors of Unity National Bank held 2 meetings. All of the directors of the company and Unity National Bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.

         The company's Board of Directors has appointed an audit committee effective for the calendar year 1999. The audit committee did not meet in 1998, as all audit items were presented to the full board in 1998. The audit committee will have the responsibility of reviewing the company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the Board of Directors.

         The full Board of Directors, rather than a separate committee, is responsible for establishing the compensation plans for the company. Its duties include the development with management of all benefit plans for employees of the company, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans.

         The company does not have a nominating committee or a committee serving a similar function.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         The company and Unity National Bank have banking and other transactions in the ordinary course of business with directors and officers of the company and Unity National Bank and their affiliates. It is the company's policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the company or Unity National Bank. Loans to individual directors and officers must also comply with Unity National Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. The company intends for all of its transactions with its affiliates to be on terms no less favorable to the company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         As of December 31, 1998, the Company had no class of securities registered pursuant to Section 12 of the Exchange Act. As a result, Section 16(a) of the Exchange Act does not apply to the Company.

                              INDEPENDENT AUDITORS

         The company has selected the firm of Mauldin & Jenkins, LLC to serve as the independent auditors to the company for the year ending December 31, 1999. The Company does not expect a representative from this firm to attend the annual meeting.

        SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

         If shareholders wish a proposal to be included in the company's proxy statement and form of proxy relating to the 2000 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the company no later than December 17, 1999. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the company's bylaws relating to shareholder proposals in order to be included in the company's proxy materials. Any proposals submitted by a shareholder outside the processes of Rule 14a-8 under the Exchange Act for presentation at the Company's next annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if received by the Company less than 30 days prior to the date of such meeting, or, if notice of the meeting is given in a lesser period of time, more than 10 days after the date of such notice.

April 16, 1999

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                              UNITY HOLDINGS, INC.
                           TO BE HELD ON MAY 19, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints Michael L. McPherson and James D. Timmons, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Unity Holdings, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at 950 Joe Frank Harris Parkway, SE, Cartersville, Georgia 30121, on May 19, 1999 at 3:00 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: (I) "FOR" PROPOSAL NO. 1 TO ELECT THE THREE IDENTIFIED CLASS I DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS EACH FOR THREE-YEAR TERMS; AND (II) "FOR" PROPOSAL NO. 2 TO APPROVE THE 1999 STOCK INCENTIVE PLAN.

1. PROPOSAL to elect the three identified Class I directors to serve for three year terms.

         Donald D. George  John S. Lewis    Michael L. McPherson

         [ ]   FOR all nominees                       [ ]  WITHHOLD AUTHORITY
               listed (except as marked to                 to vote for all
               the contrary)                               nominees

               (INSTRUCTION:    To withhold authority to vote for any individual
                                nominee(s), write that nominees name(s)
                                in the space provided below).

2. PROPOSAL to approve the 1999 Stock Incentive Plan.

                      [ ]  FOR         [ ] AGAINST    [ ] ABSTAIN

--------------------------------------------------------------------------------


                                            Dated:                        , 1999
                                                 -------------------------

                                            ------------------------------------
                                            Signature of Shareholder(s)

                                            ------------------------------------
                                            Please print name

                                            ------------------------------------
                                            Signature of Shareholder(s)

                                            ------------------------------------
                                            Please print name

                           Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


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